Exhibit 10.41
AMENDMENT NO. 1
TO THE EMPLOYEE RESTRICTED STOCK AWARD
TOREADOR RESOURCES CORPORATION
2005 LONG-TERM INCENTIVE PLAN
     This AMENDMENT NO. ___ (this “Amendment”) is made as of this 2nd day of May, 2007 by and between Toreador Resources Corporation, a Delaware corporation (the “Company”), and ___ (the “Participant”), to that certain Restricted Stock Award Agreement (the “Agreement”) by and between the Company and the Participant dated May 19, 2005. Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement, or to the extent such terms are not defined in the Agreement, the meanings ascribed to such terms in the Toreador Resources Corporation 2005 Long-Term Incentive Plan (the “Plan”).
     WHEREAS, pursuant to Section 20 of the Agreement, the Agreement may be amended if the amendment is in writing and signed by the Company and the Participant; and
     WHEREAS, the Company and the Participant desire to amend the Agreement.
     NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Agreement, and for other good and valuable consideration, the Company and the Participant hereby amend the Agreement as follows:
1.	Section 3 of the Agreement is hereby amended by modifying Section 3(b) as set forth below and deleting Section 3(c):

The remaining seventy-three percent (73%) of the total Awarded Shares shall vest on the second anniversary of the Date of Grant, provided the Participant is providing services to the Company or a subsidiary on that date

2.	Except as amended hereby, the terms of the Agreement shall remain in full effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first set forth above.

TOREADOR RESOURCES CORPORATION

By:

Name:

PARTICIPANT

By:

Name: